CERTIFICATE
OF
AMENDED ARTICLES OF INCORPORATION
OF
OHIO EDISON COMPANY


            W. R. Holland, who is President and G. F. LaFlame, who is Secretary of the above named Ohio corporation for profit with its principal location at Akron, Ohio do hereby certify that at a meeting of the Board of Directors called and held on the 21st day of June, 1994, Amended Articles of Incorporation were unanimously adopted to consolidate the provisions of the Company's original Articles and all previously adopted amendments thereto which were then in force. These Amended Articles take the place of and supersede the existing Articles as theretofore amended. The Amended Articles so adopted are as follows:

AMENDED ARTICLES OF INCORPORATION
                 ---------------------------------

      FIRST:  The name of the corporation is Ohio Edison Company
(hereinafter referred to as the "Corporation").

      SECOND: The place in the State of Ohio where its principal office is located is the City of Akron, Summit County.

      THIRD: The purpose or purposes for which such Corporation is formed are:

            (1) To manufacture, acquire by purchase, lease or otherwise, transmit, distribute, sell and supply electricity to public and private consumers for light, heat and power and any or all other uses.

            (2) To manufacture, acquire by purchase, lease or otherwise transmit, distribute, sell and supply steam and hot water for heat and power and any or all other uses.

            (3) To manufacture, acquire by purchase, lease or otherwise, transmit, distribute, sell and supply cold water and ice for cold storage and refrigerator purposes and any or all other uses.

            (4) To manufacture, acquire by purchase, lease or otherwise, transmit, distribute, sell and supply natural or artificial gas for light, heat and power and any or all other uses.

            (5) To acquire, own, maintain, operate and dispose of street and interurban railroads, with all necessary or convenient appurtenances and appliances incidental to the operation of street and interurban railroads, said railroads to be operated by electric or other motive power except steam or animal power, telegraph and telephone lines, and to acquire, own, maintain, operate and dispose of automobiles and busses with all necessary or convenient appurtenances and appliances incidental to the operation of automobiles and busses and to engage in the general business of a common carrier upon its railroad or lines of railway, and telegraph and telephone lines, or with its automobiles and busses.

            (6) To acquire and hold the securities of electric power and light and gas companies and other public utility companies and companies owning the stocks or securities of public utility companies.

            (7) To acquire and hold the securities of companies engaged in the business of operating or supervising the operation of public utility companies and of companies doing a general construction, engineering or contracting business with public utility or other companies.

            (8) To invest and deal with the monies of the Corporation in any manner, and to acquire by purchase, by the exchange of stock or other securities of the Corporation, by subscription or otherwise and to invest in, to hold for investment or for any other purpose and to deal in and to use, sell, pledge or otherwise dispose of any stocks, bonds, notes, debentures and other securities and obligations of any Government, State, municipality or corporation or association or partnership, domestic or foreign, (including without prejudice to the generality of the foregoing the companies described in paragraphs 6 and 7 above), and while owner of any such stocks, bonds, notes, debentures or other securities or obligations, to exercise all the rights, powers and privileges of ownership, including among other things the right to vote thereon for any and all purposes.

            (9) Either directly, or through subsidiary companies, to engage in the business of operating or supervising the management or operation of public utility companies.

            (10) To aid in any lawful manner by loan, subsidy, guaranty or otherwise, any company whose stocks, bonds, notes, debentures or other securities or obligations are held or controlled directly or indirectly by the corporation, and to do any and all lawful acts or things necessary or advisable to protect, preserve, improve or enhance the value of any such stocks, bonds, notes, debentures or other securities or obligations.

            (11) To guarantee and to assume the payment of any dividends on any shares of the capital stock of any company in which the Corporation may either directly or indirectly have an interest as stockholder or otherwise, and to assume and to guarantee by endorsement or otherwise the payment of the principal of and the interest on bonds, notes or other obligations created or to be created by any such company.

            (12) To acquire, to develop, to improve, to sell, to assign, to transfer, to convey, to lease, to sublease, to pledge and to otherwise alienate and dispose of and to mortgage or otherwise encumber real property situated in any part of the world and the fixtures and personal property incident thereto or connected therewith.

            (13) To develop and turn to account any land acquired by or in which the Corporation is interested and in particular by laying out and preparing the same for building purposes, constructing, altering and fully equipping buildings and by letting the same by building lease or building agreement and by advancing money to and entering into contracts and arrangements of all kinds with builders, contractors, tenants and others.

            (14) To construct, improve and fully equip electric power generating works, stations and substations, transmission lines, steam heating plants, water works, gas works, reservoirs, roads and additions to or extensions or betterments of any and all of the same, and other works and conveniences which the Corporation may deem directly or indirectly conducive to these objects, and to sell, assign, transfer, convey, lease and/or sublease any of said stations, substations, works or conveniences to any other corporation or corporations, association or associations, or individual or individuals authorized to purchase or otherwise acquire or lease the same.

            (15) To purchase, to sell, to manufacture and generally to deal in building materials and goods, wares and merchandise and to carry on any other lawful trade or business incidental to or proper or useful in connection with the purchase, sale, ownership, construction and equipment of its property.

            (16) To acquire, to hold, to own, to make, to dispose of and generally to deal in grants, concessions, franchises, rights of way and contracts of every kind from or with any person, firm, association, corporation, private, public or municipal, or body politic, and from or with the government or public authorities of the United States, or of any State, territory, possession or dependency thereof, or from or with the District of Columbia, or from or with any foreign government; to cause to be formed, to promote and to aid in any way in the formation of any corporation or association, domestic or foreign.

            (17) To make and enter into all manner and kinds of contracts, agreements and obligations for the purchasing, acquiring, holding, using, dealing in, selling or otherwise disposing of any and all kinds of property, real and personal.

            (18) To borrow money, to issue bonds, debentures, notes or other obligations secured or unsecured of the Corporation; to secure the same by mortgage or mortgages or deed or deeds of trust or pledge or other lien upon any or all of the property, rights, privileges and franchises of the Corporation wheresoever situated, acquired or to be acquired; to confer upon the holders of any debentures, bonds, notes or other obligations of the Corporation secured or unsecured the right to convert the same into any class of stock of any series of the Corporation now or hereafter to be issued upon such terms as shall be fixed by the Board of Directors subject to the provisions hereof; to sell, to pledge and to otherwise dispose of any or all bonds, debentures, notes or other obligations of the Corporation; to purchase and otherwise to acquire shares of its own capital stock and to hold, to sell, to assign, to transfer and to reissue any or all of such shares; provided that the Corporation shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of the stated capital of the Corporation, except as such purchase out of capital may be permitted by law, and provided further that shares of its own capital stock owned by the Corporation shall not be voted upon directly or indirectly.

            (19) To acquire, to hold, to use, to sell, to assign, to lease, to mortgage and otherwise to dispose of letters patent of the United States or of any other country, patents, patent rights, copyrights, licenses and privileges, inventions, improvements and processes, trade marks and trade names or pending applications therefore, relating to or useful in connection with any business of the Corporation or of any other company or association in which the Corporation may have an interest directly or indirectly as a stockholder or otherwise.

            (20) To deal in stocks and securities either as an agent or broker or underwriter, or otherwise; to make advances or loans upon the pledge of securities to be bought, sold or otherwise dealt in, or without security, so far as may be permitted by law.


            (21) To have and to exercise all the powers now or hereafter conferred by the laws of the State of Ohio upon corporations organized under the laws under which the Corporation is organized and any and all laws amendatory thereof and supplemental thereto.

            (22) To conduct business in the State of Ohio, other States, the District of Columbia, the territories and colonies of the United States and in foreign countries, and to have one or more offices out of the State of Ohio, as well as within said State, and to hold, purchase, mortgage and convey real and personal property out of the State of Ohio as well as within said State.

            (23) Generally to carry on and undertake any other lawful business of the same general nature, which may from time to time seem to the directors of the Corporation capable of being conveniently carried on in connection with the above objects, or calculated directly or indirectly to render valuable or enhance the value of any of the Corporation's properties, privileges or rights.

            (24) Generally to perform any and all acts connected with, arising from or incidental to the business to be carried on by the Corporation, and to do all acts necessary and proper for the purposes of its business.

      The foregoing clauses shall be construed both as objects and powers; and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the objects or powers of the Corporation, and that the Corporation shall possess such incidental powers as are reasonably necessary or convenient for the accomplishment of any of the objects or powers hereinbefore enumerated, either alone or in association with other corporations, associations, firms or individuals, to the same extent and as fully as individuals might or could do as principals, agents, contractors or otherwise.

      FOURTH: The maximum number of shares which the Corporation is authorized to have outstanding is one hundred ninety-seven million (197,000,000), of which six million (6,000,000) are to have a par value of One Hundred Dollars ($100) per share, eight million (8,000,000) are to have a par value of Twenty-five Dollars ($25) per share, one hundred seventy-five million (175,000,000) are to have a par value of Nine Dollars ($9) per share and eight million (8,000,000) are to have no par value. The shares so authorized are to be classified as follows:

(a)  DESIGNATION OF CLASSES.

            Preferred Stock, Six million (6,000,000) shares, with a par value of $100 per share;

            Class A Preferred Stock, Eight million (8,000,000) shares, with a par value of Twenty-five Dollars ($25) per share;

            Preference Stock, Eight million (8,000,000) shares, with no par value;

            Common Stock, One hundred seventy-five million
      (175,000,000) shares, with a par value of $9 per share.

(b)  EXPRESS TERMS AND PROVISIONS OF CLASSES.

      See Exhibit A attached hereto which is made a part hereof as though fully set forth at this place.

OTHER PROVISIONS

Rights of Directors in Declaring Dividends:

      A director shall be fully protected in relying in good faith upon the books of account of the Corporation or statements prepared by any of its officials as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

Rights to Treat Registered Holders as Owners:

      The Corporation shall be entitled to treat the person in whose name any share, right or option is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share, right or option on the part of any other person, whether or not the Corporation shall have notice thereof, save as may be expressly provided by the laws of the State of Ohio.

      FIFTH: No creditor of the Corporation shall have any claim or right of action against a shareholder as such, except as may be expressly provided by the laws of the State of Ohio.

      SIXTH: The number of directors of the Corporation which shall constitute the whole Board shall be such as from time to time shall be fixed by, or in the manner provided in, the Code of Regulations, and such number may be altered from time to time in the manner provided in such Code of Regulations, or by amendment thereof, adopted by the stockholders in the manner provided therein and by the laws of Ohio, but such number shall in no case be less than three. Vacancies caused by an increase in the number of Directors or otherwise may be filled by the Board of Directors in the manner provided in the Code of Regulations. Directors need not be stockholders. Any director may be removed at any time with or without cause upon the affirmative vote of the holders of a majority of the stock of the Corporation at that time entitled to vote for directors.

      SEVENTH: The following additional provisions are inserted for the management of the business and for the conduct of the affairs of this Corporation and for the creation, definition, limitation and regulation of the powers of the Corporation, the directors and the stockholders:

            (1) The Board of Directors shall have power from time to time to fix and determine and to vary the amount to be reserved as a working capital of the Corporation and, before the payment of any dividends or making any distribution of profits, it may set aside out of the net profits of the Corporation such sum or sums as it may from time to time in its absolute discretion think proper whether as a reserve fund to meet contingencies or for the equalizing of dividends or for repairing or maintaining any property of the Corporation or for such corporate purposes as the Board shall think conducive to the interests of the Corporation, subject only to such limitations as the Code of Regulations of the Corporation may from time to time impose.

            (2) In the absence of fraud no contract or other transaction between this Corporation and any other corporation shall be affected by the fact that directors of this Corporation are directors of such other corporation, if such contract or transaction shall be approved or ratified by the affirmative vote of a majority of the directors present at a meeting of the Board of Directors or the committee of this Corporation having authority in the premises, who are not so interested. Any director individually, or any firm of which any director is a partner, may be a party to or may be interested in any contract or transaction of this Corporation provided that such contract or transaction shall be approved or ratified by the affirmative vote of at least a majority of the directors present at a meeting of the Board of Directors or the committee of the Corporation having authority in the premises, who are not so interested. No director shall be liable by reason of his interest in such transaction or contract to account to the Corporation for any profit realized by him from or through any such transaction or contract of the Corporation, ratified or approved as aforesaid.


            Directors interested in any contracts or transactions of the types described in the foregoing paragraph may be counted when present at meetings of the Board of Directors or of any committee for the purpose of determining the existence of a quorum to consider and vote upon any such contract or transaction. Any director whose interest in any such contract or transaction arises solely by reason of the fact that he is a stockholder, officer or creditor of such other company (or solely by reason of the fact that he is a director of such other company or partner in such firm where such dealing, contract or arrangement is made by officers or employees of the Corporation in the ordinary performance of their duties and without the actual participation of such director) shall not be deemed interested in such contract or other transaction under any of the provisions of this paragraph (2), nor shall any such contract or transaction be void or voidable, nor shall any such director be liable to account because of such interest nor need any such interest be disclosed.

            No contract or other transaction between this Corporation and any other corporation, at least a majority of the stock of which having voting power is owned or controlled by the Corporation or which owns or controls at least a majority of the stock having voting power of the Corporation, shall in any case be void or voidable because of the fact that directors of this Corporation are directors of such other corporation, nor shall any such director be deemed interested in such contract or other transaction under any of the provisions of this subdivision (2), nor shall any such director be liable to account because of such relation, nor need any such relation be disclosed.

            No contract or other transaction between this Corporation and any other corporation or firm which provides for the purchase and sale of securities or other property or for any other action by this Corporation upon terms not less favorable to this Corporation than those offered to others, shall in any case be void or voidable because of the fact that directors of this Corporation are directors of such other corporations or partners in such firm, nor shall any director be deemed interested in such contract or other transaction under any of the provisions of this subdivision (2), nor shall any such director be liable to account because of such relation, nor need any such relation be disclosed.

            Any contract, or act, including contracts in which any director or directors of the Corporation are interested directly or indirectly, that shall be approved or ratified by the vote of the holders of a majority of the capital stock of the Corporation having voting powers which is represented in person or by proxy at any annual meeting of stockholders or at any special meeting called for the purpose, among others, of considering the approval or ratification of the acts of officers and/or directors (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Corporation and upon all its stockholders as though it had been approved or ratified by every stockholder of the Corporation.

            (3) The Board of Directors shall also have power without the assent or vote of the stockholders to fix the times for the declaration and payment of dividends; to authorize and cause to be executed and delivered mortgages on and instruments of pledge, or any other instruments creating liens, on the real and personal property of the Corporation; and to make and determine the use and disposition of any surplus or net profits over and above the stated capital of the Corporation.

            (4) The Board of Directors shall have power, in its discretion, to redeem any preferred or special shares, if subject to redemption, or to purchase any preferred or special shares which are subject to redemption at not exceeding the redemption price thereof, and, in the case of the redemption or purchase of such preferred or special shares which are subject to redemption, to withdraw and apply to such redemption or purchase an amount out of its stated capital which shall not exceed with respect to any share an amount equal to that part of the consideration received by the Corporation for said share as stated capital plus that part if any of the surplus which may have been transferred to stated capital with respect to such share. Nothing contained in this paragraph (4) shall in any way affect the rights of the Corporation to redeem or purchase any of its shares to the extent of the surplus of the aggregate of its assets over the aggregate of its liabilities plus stated capital and to hold such shares or to resell them for such consideration as shall be fixed from time to time by the Board of Directors, and power and authorization so to redeem, purchase, hold, and resell its shares or to purchase, hold and sell the shares of a corporation which owns or controls shares of the Corporation entitling such corporation to elect a majority of the Board of Directors of the Corporation is vested solely in the Board of Directors.

            (5) In the event that any excess of assets over the amount of the stated capital of the Corporation at any time is created by any reduction of stated capital, then the Board of Directors is hereby expressly authorized to dispose of such excess of assets created by the reduction of stated capital and such excess of assets shall be passed to and added to the surplus of the Corporation and thereafter shall be subject to disposition by the Board of Directors in all respects as surplus paid in by shareholders.

            (6) The Board of Directors may authorize any mortgage, deed of trust or similar instrument on all or any part of the Corporation's property, real or personal, for the purpose of securing the payment or performance of any contract or obligation. No vote or consent of shareholders shall be necessary to authorize such action by the Board of Directors.

            (7) The Board of Directors shall have the power to appoint an Executive Committee from among their number, which Committee, to the extent and in the manner provided in the Code of Regulations of the Corporation, shall have and may exercise all of the powers of the Board of Directors, so far as may be permitted by law, in the management of the business and affairs of the Corporation whenever the Board of Directors is not in session. The fact that the Executive Committee has acted shall be conclusive evidence that the Board of Directors was not in session at the time of such action.

            (8) The Board of Directors, in addition to the powers and authority expressly conferred upon it hereinbefore and by statute and by the Code of Regulations, is hereby empowered to exercise all such powers as may be exercised by the Corporation; subject, nevertheless, to the provisions of the statutes of the State of Ohio, of these Articles as they may be from time to time amended and to any regulation that may from time to time be made by the stockholders, provided that no regulation so made shall invalidate any provision of these Articles as they may be from time to time amended or any prior act of the directors which would have continued valid if such regulation had not been made.

      EIGHTH: The Corporation may, by action taken at any meeting of its Board of Directors, sell, lease, exchange or otherwise dispose of all or substantially all of its property and assets, including its good will, upon such terms and conditions and for such considerations, which may be money, shares, bonds, or other instruments for the payment of money or other property or considerations, and, if desired, may divide or distribute such considerations among its shareholders on such terms and basis and in such manner as its Board of Directors deems expedient, when and as authorized by the vote of holders of shares entitling them to exercise a majority of the voting power on such proposal, at a shareholders' meeting called for that purpose.

      Nothing in this Article Eighth is intended to restrict the power of the Corporation, without the authorization thereof by the shareholders, to sell, lease, exchange, or otherwise dispose of, any of its property if thereby the corporate business be not substantially limited, or if the proceeds of such property be appropriated to the conduct or development of its remaining business.


      NINTH: The Corporation may upon the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation as hereinbefore described, at a meeting called for the purpose, confer upon the holders of any bonds, debentures or obligations issued or to be issued by the Corporation whether secured by mortgage or otherwise the power to vote on election of directors and in respect of the corporate affairs and management of the Corporation and, in such case, shall fix the extent to which and the conditions and the manner in which such power to vote shall be exercised; provided, however, that when such voting power has been conferred it shall not be diminished as to any bonds, debentures or obligations while they are outstanding and, likewise, the Corporation may, but shall not be obligated to, confer upon the holders of bonds, debentures or obligations the right of inspection of the books of account and minutes of the meetings, and any other rights which the shareholders of said Corporation have or may have, to the extent that may be determined at such meeting.

      TENTH: Except as in these Articles otherwise expressly provided, any dissenting shareholder who by the provisions of the statutes of the State of Ohio is entitled to relief when the articles of the Corporation have been amended or when all or substantially all of the corporate assets of the Corporation have been authorized to be sold, leased, exchanged or otherwise disposed of or when a consolidation or reorganization of the Corporation has been authorized, shall be compensated in the manner set forth and subject to the terms and conditions provided in this Article Tenth, and not otherwise. In the event that such shareholder (a) shall have objected in writing to such proposed amendment or other matter prior to or by vote or otherwise in writing at the meeting of the shareholders called for the purpose of voting upon such amendment or other matter which entitles such shareholder to such relief, and
(b) shall have within twenty days after the amendment or certificate effecting such amendment or other matter has been filed with the Secretary of State demanded in writing from the Corporation payment of his stock, such shareholder shall be paid by the Corporation the fair cash value (as hereinafter described) of his stock at the date that written notice of said proposed amendment or other matter on which action was to be taken was sent to the shareholders of the meeting to be held for such purpose.

      In the event that the shares of stock held by such dissenting shareholder are of a class or classes which is or are dealt in on an established Stock Exchange, the fair cash value of his share shall be conclusively presumed to be the average closing price on such exchange for the seven (7) successive business days (excluding Sundays and holidays) ending with the day of mailing the notice aforesaid. If there is no established Stock Exchange upon which said stock is quoted and the Corporation and such shareholder fail to come to an agreement within thirty days after the date of such written demand, such shareholder may demand an appraisal of his stock by three disinterested persons, one of whom shall be designated by the shareholder, one by the directors of the Corporation and the other by the two selected as aforesaid and may serve written notice on such Corporation designating therein one appraiser and requiring the Corporation to designate a second appraiser within thirty days from the date of service of such notice. If within thirty days from the date of service of such notice the Corporation or its successor shall have failed to designate a second appraiser or if the two appraisers first designated shall fail to designate a third appraiser within thirty days from the designation of the second appraiser, such shareholder may apply to the Court of Common Pleas, or to a judge thereof, in the county in which the principal office of the Corporation or its successor is located to designate a second and a third appraiser, or a third appraiser, as the case may be; and the decision of the appraisers as to the value of such stock shall be final and binding upon the Corporation and such shareholder; in case the value of such stock as so fixed by the appraisers is not paid to such shareholder within sixty days of notice of such decision to the Corporation or its successor, the decision of the appraisers shall be evidence of the amount due from the Corporation or its successors, and such amount may be collected as other debts are by law collectible. Upon receipt of payment in full of the value of such stock, such shareholder shall transfer his stock to the Corporation or its successor, to be disposed of by the directors thereof, or to be retained for the benefit of the remaining shareholders.

      A shareholder who so objects in writing and demands in writing the payment of the fair cash value of any shares shall not be entitled to vote such shares or to receive any dividends or distributions thereon or to exercise any rights respecting such shares, unless and until the sale, lease, exchange, other disposition, consolidation, reorganization or amendment shall be abandoned, or, with the consent of the Corporation, the objection and demand shall be withdrawn.

      Any shareholder who does not object and demand in writing the payment of the fair cash value of his shares in the manner and at the time hereinabove provided, shall be concluded by the vote of assenting shareholders.

      ELEVENTH: The Corporation reserves the right to increase or decrease its authorized capital stock, or any class or series thereof, or to reclassify the same, and to amend, alter, change or repeal any provision contained in these Articles under which the Corporation is organized or in any amendment thereto, in the manner now or hereafter prescribed by law, and all rights conferred upon stockholders in said Articles or any amendment thereto are granted subject to this reservation; provided, however, that the Corporation shall not decrease the amounts which any class or series of the Preferred Stock shall be entitled to receive as dividends or upon dissolution, liquidation or winding up in preference to any other class, or decrease the redemption price of such class or series, unless the holders of all the Preferred Stock of such class or series so affected shall consent thereto.

      To the extent that the affirmative vote of the holders of shares of Common Stock of the Corporation is required (whether as a class vote, individually or in conjunction with class votes of other classes, or otherwise) to effect an amendment, alteration, change or repeal of any provision contained in these Articles, the affirmative vote of the holders of a majority of such shares shall satisfy such requirement.

      TWELFTH: Holders of shares of Preferred Stock, Class A Preferred Stock, Preference Stock, and holders of Common Stock of the Corporation shall have no preemptive rights to subscribe to any additional issues of shares of the capital stock of the Corporation of any class, or any rights to exchange shares issued for shares to be issued.

      THIRTEENTH: Subject to change, and until changed, as provided in the section of the Ohio General Corporation Act relating to the appointment of such an agent, G. F. LaFlame, whose address (including street and number) is 76 South Main Street, Akron, Ohio 44308, is appointed the agent of the Corporation upon whom process, tax notices or demands required or permitted by statute to be served upon a corporation may be served.

      FOURTEENTH: The code of regulations of the Corporation shall be the code of regulations of Ohio Edison Company as of the date hereof, or as the Code of Regulations may be amended in the manner provided for herein or in the Code of Regulations.

      FIFTEENTH: These Amended Articles of Incorporation take the place of and supersede the existing articles of incorporation as heretofore amended.

      IN WITNESS WHEREOF, the above named officers, acting for and on behalf of the corporation, have subscribed their names this 21st day of June, 1994.


                             /s/  W. R. Holland
                           ----------------------------------------
                                 W. R. Holland, President and
                                   Chief Executive Officer


                             /s/  G. F. LaFlame
                           ----------------------------------------
                                 G. F. LaFlame, Secretary



                                                         Exhibit A
OHIO EDISON COMPANY

STATEMENT OF THE EXPRESS TERMS OF THE SHARES OF:
PREFERRED STOCK, CLASS A PREFERRED STOCK, PREFERENCE STOCK AND
COMMON STOCK OF OHIO EDISON COMPANY, AND OF CERTAIN OTHER PROVISIONS RELATING THERETO, AS CONTAINED IN THE ARTICLES OF INCORPORATION OF OHIO EDISON COMPANY, AS AMENDED.

Express Terms and Provisions of Classes

     The express terms and provisions of the shares of each class are as follows:
PREFERRED STOCK

Provision for Division Into and Issue in Series of Preferred
Stock and Grant of Authority to Board of Directors

     The Shares of the Preferred Stock may be divided into and issued in series. Each such series shall be designated so as to distinguish the shares thereof from the shares of all other series and classes and all shares of the Preferred Stock, irrespective of series, shall be identical except as to the following rights and preferences in respect of any or all of which there may be variations between different series, and authority is hereby expressly granted to and vested in the Board of Directors to establish series and to determine by amendment to these Articles, adopted prior to the issuance of any shares of such series, the following rights and preferences of the shares thereof in accordance with the provisions of the General Corporation Law of the State of Ohio applicable thereto:

     (a)  The rate of dividend and the dividend payment dates;

     (b) The price at which shares may be redeemed, such price to be not less than $100 or more than $115 per share, plus accrued dividends to the date of redemption;

     (c) The amount payable upon shares in event of involuntary liquidation, which amount shall not be less than $100 per share or more than $115 per share, plus accrued dividends;

     (d) The amount payable upon shares in event of voluntary liquidation, which amount shall not be less than $100 per share or more than $115 per share, plus accrued dividends;

     (e) The terms and conditions, if any, on which shares of such series shall be by their terms convertible into or exchangeable for shares of any other class of stock of the Corporation over which the Preferred Stock has preference as to payment of dividends and as to assets;

     (f) The sinking fund requirements, if any, for the purchase or redemption of shares of such series which requirements shall not permit the purchase or redemption of shares of such series while the Corporation is subject to the Public Utility Holding Company Act of 1935 if the Corporation is in arrears with respect to dividends on any series of Preferred Stock or Class A Preferred Stock, unless approval for such purchase or redemption has been obtained under that Act.

     The Board of Directors are hereby authorized to issue and sell all the authorized unissued shares of Preferred Stock as shares of any series.

CLASS A PREFERRED STOCK

Provision for Division Into and Issue in Series of Class A
Preferred Stock and Grant of Authority to Board of Directors

     The shares of Class A Preferred Stock may be divided into and issued in series. Each such series shall be designated so as to distinguish the shares thereof from the shares of all other series and classes and all shares of the Class A Preferred Stock, irrespective series, shall be identical except as to the following rights and preferences in respect of any or all of which there may be variations between different series, and authority is hereby expressly granted to and vested in the Board of Directors to establish series and to determine by amendment to these Articles, adopted prior to the issuance of any shares of such series, the following rights and preferences of the shares thereof in accordance with the provisions of the General Corporation Law of the State of Ohio applicable thereto:

     (a)  The rate of dividend and the dividend payment dates;

     (b) The price at which shares may be redeemed, such price to be not less than $25 per share or more than $28.75 per share, plus accrued dividends to the date of redemption;

     (c) The amount payable upon shares in event of involuntary liquidation, which amount shall not be less than $25 per share or more than $28.75 per share, plus accrued dividends;

     (d) The amount payable upon shares in event of voluntary liquidation, which amount shall not be less than $25 per share or more than $28.75 per share, plus accrued dividends;



     (e) The terms and conditions, if any, on which shares of such series shall be by their terms convertible into or exchangeable for shares of any other class of stock of the Corporation over which the Class A Preferred Stock has preference as to payment of dividends and as to assets;

     (f) The sinking fund requirements, if any, for the purchase or redemption of shares of such series which requirements shall not permit the purchase or redemption of shares of such series while the Corporation is subject to the Public Utility Holding Company Act of 1935 if the Corporation is in arrears with respect to dividends on any series of Class A Preferred Stock or Preferred Stock, unless approval for such purchase or redemption has been obtained under that Act.

     The Board of Directors are hereby authorized to issue and sell all the authorized and unissued shares of Class A Preferred Stock as shares of any series.

General Provisions

     The following provisions shall apply to all of the Preferred
Stock and Class A Preferred Stock irrespective of series:

     (A) The holders of the Preferred Stock and Class A Preferred Stock of each series shall be entitled to receive dividends, payable when and as declared by the Board of Directors, on such dates and at such rates as shall be determined for the respective series, from the first day of the current dividend period within which such stock shall have been originally issued, before any dividends shall be declared or paid upon or set apart for the Common Stock or any other class of stock of the Corporation not having preference over the Preferred Stock and Class A Preferred Stock as to payment of dividends. Such dividends shall be cumulative so that if for any dividend period or periods dividends shall not have been paid or declared and set apart for payment upon all outstanding Preferred Stock and Class A Preferred Stock at the rates determined for the respective series, the deficiency shall be fully paid, or declared and set apart for payment, before any dividends shall be declared or paid upon the Common Stock or any other class of stock of the Corporation not having preference over the Preferred Stock and Class A Preferred Stock as to payment of dividends. Dividends shall not be declared and set apart for payment, or paid, on the Preferred Stock or Class A Preferred Stock of any one series, for any dividend period, unless dividends have been or are contemporaneously declared and set apart for payment or paid on the Preferred Stock and Class A Preferred Stock of all series for all dividend periods terminating on the same or an earlier date.


     (B) When full cumulative dividends as aforesaid upon the Preferred Stock and Class A Preferred Stock of all series then outstanding for all past dividend periods and for the current dividend periods shall have been paid or declared and set apart for payment, the Board of Directors may declare dividends on the Common Stock or any other class of stock over which the Preferred Stock or Class A Preferred Stock has preference as to payment of dividends, and no holders of any series of the Preferred Stock or Class A Preferred Stock as such shall be entitled to share therein; provided, however, that, so long as any shares of the 4.40% Preferred Stock or the 3.90% Preferred Stock are outstanding, no dividends (other than dividends paid in or presently thereafter repaid to the Corporation for or as a capital contribution with respect to stock over which the Preferred Stock and Class A Preferred Stock have preference as to payment of dividends and as to assets) shall be paid or any other distribution of assets made, by purchase of shares or otherwise, on Common Stock or any other class of stock over which the Preferred Stock and Class A Preferred Stock have preference as to payment of dividends or as to assets except out of accumulated surplus available for distribution to stock over which the Preferred Stock and Class A Preferred Stock have preference as to payment of dividends and as to assets, earned subsequent to September 30, 1944, or if, at the time of declaration thereof or the making of such distribution, there shall not remain to the credit of earned surplus account (after deducting therefrom the amount of such dividends and distribution) an amount at least equal to one and one-half times the annual dividend requirements on all then outstanding shares of the Preferred Stock and Class A Preferred Stock and on all other classes of stock over which the Preferred Stock and Class A Preferred Stock do not have preference as to payment of dividends and as to assets.

     So long as any shares of the Preferred Stock and Class A Preferred Stock are outstanding, the Corporation shall not (except as may be approved or permitted by the affirmative favorable vote of the holders of at least 66-2/3% of the total number of shares of Preferred Stock and Class A Preferred Stock at the time outstanding voting as a single class, such total number of shares for this purpose to be calculated on the basis of each share of Preferred Stock being counted as one share and each share of Class A Preferred Stock being counted as one-quarter share), declare or pay any dividends on the Common Stock, except as follows:

     (a) If and so long as the common stock equity at the end of the calendar month immediately preceding the date on which a dividend on Common Stock is declared is, or as a result of such dividend would become, less than 20% of total capitalization, the Corporation shall not declare such dividend in an amount which, together with all other dividends on Common Stock paid within the year ending with and including the date on which such dividend is payable, exceeds 50% of the consolidated net income of the Corporation and its subsidiary companies available for dividends on the Common Stock for the twelve full calendar months immediately preceding the month in which such dividend is declared;

     (b) If and so long as the common stock equity at the end of the calendar month immediately preceding the date on which a dividend on Common Stock is declared is, or as a result of such dividend would become, less than 25% but not less than 20% of total capitalization, the Corporation shall not declare such dividend in an amount which, together with all other dividends on Common Stock paid within the year ending with and including the date on which such dividend is payable, exceeds 75% of the consolidated net income of the Corporation and its subsidiary companies available for dividends on the Common Stock for the twelve full calendar months immediately preceding the month in which such dividend is declared; and

     (c) At any time when the common stock equity is 25% or more of total capitalization, the Corporation may not declare dividends on shares of the Common Stock which would reduce the common stock equity below 25% of total capitalization, except to the extent provided in subparagraphs (a) and (b) above.

     For the purposes of the foregoing limitation (i) the term "common stock equity" shall mean the sum of the par value of, or stated value or capital represented by, the shares of Common Stock of the Corporation, and the consolidated surplus, earned, capital and paid-in, of the Corporation and its subsidiary companies (including any premiums on Common Stock but excluding any premiums on the Preferred Stock and Class A Preferred Stock), whether or not available for the payment of dividends on the Common Stock; (ii) the term "total capitalization" shall mean the sum of the par value of, or stated value or capital represented by, the capital stock of all classes of the Corporation and its subsidiary companies outstanding in the hands of the public, the consolidated surplus, earned, capital and paid-in, of the Corporation and its subsidiary companies (including any premiums on any such capital stock), whether or not available for the payment of dividends on the Common Stock, and the principal amount of all debt of the Corporation and its subsidiary companies outstanding in the hands of the public, maturing more than twelve months after the date of the determination of the total capitalization; and (iii) the term "dividends on Common Stock" shall embrace dividends on Common Stock of the Corporation (other than dividends payable only in shares of such Common Stock), distributions on, and purchases or other acquisitions for value of any Common Stock of the Corporation.

     (C) Upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of Preferred Stock and Class A Preferred Stock of each series, without any preference of the shares of any series of Preferred Stock or Class A Preferred Stock over the shares of any other series of Preferred Stock or Class A Preferred Stock, shall be entitled to receive out of the assets of the Corporation, whether capital, surplus or other, before any distribution of the assets to be distributed shall be made to the holders of Common Stock or of any other class of stock not having preference as to assets over the Preferred Stock and Class A Preferred Stock, the amount determined to be payable on the shares of such series in the event of voluntary or involuntary liquidation, as the case may be. In case the assets shall not be sufficient to pay in full the amounts determined to be payable on all the shares of Preferred Stock and Class A Preferred Stock in the event of voluntary or involuntary liquidation, as the case may be, then the assets available for such payment shall be distributed to the extent available as follows: first, to the payment, pro rata, of an amount per share on each share of Preferred Stock and Class A Preferred Stock outstanding irrespective of series equal to the par value thereof; second, to the payment of the accrued dividends on such shares, such payment to be made pro rata in accordance with the amount of accrued dividends on each such share; and, third, to the payment of any amounts in excess of the par value per share plus accrued dividends which shall have been determined to be payable on the shares of any series of Preferred Stock and Class A Preferred Stock in the event of voluntary or involuntary liquidation, as the case may be, such payment also to be made pro rata in accordance with the amounts, if any, so payable on each such share. After payment to the holders of the Preferred Stock and of the Class A Preferred Stock of the full preferential amounts hereinabove provided for, the holders of the Preferred Stock and of the Class A Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation, either upon any distribution of such assets or upon dissolution, liquidation or winding up, and the remaining assets to be distributed, if any, upon a distribution of such assets or upon dissolution, liquidation or winding up, may be distributed among the holders of the Common Stock or of any other class of stock over which the Preferred Stock and the Class A Preferred Stock have preference as to assets. Without limiting the right of the Corporation to distribute its assets or to dissolve, liquidate or wind up in connection with any sale, merger, or consolidation, the sale of all or substantially all of the property of the Corporation to, or the merger or consolidation of the Corporation with or into, any other corporation shall not be deemed to be a distribution of assets or a dissolution, liquidation, or winding up for the purposes of this paragraph.




     (D) At the option of the Board of Directors of the Corporation, the Corporation may redeem any series of Preferred Stock or Class A Preferred Stock determined to be redeemable, or any part of any series, at any time at the redemption price determined for such series; provided, however, that not less than thirty nor more than sixty days previous to the date fixed for redemption a notice of the time and place thereof shall be given to the holders of record of the Preferred Stock or Class A Preferred Stock so to be redeemed, by mail or publication, in such manner as may be prescribed by the Code of Regulations of the Corporation or by resolution of the Board of Directors; and, provided, further, that, in every case of redemption of less than all of the outstanding shares of any one series of Preferred Stock or Class A Preferred Stock, the shares of such series to be redeemed shall be chosen by lot in such manner as may be prescribed by resolution of the Board of Directors. At any time after notice of redemption has been given in the manner prescribed by the Code of Regulations of the Corporation or by resolution of the Board of Directors to the holders of stock so to be redeemed, the Corporation may deposit the aggregate redemption price with some bank or trust company in the Borough of Manhattan, the City of New York, named in such notice, payable on the date fixed for redemption as aforesaid and in the amounts aforesaid to the respective orders of the holders of the shares so to be redeemed, on endorsement to the Corporation, or otherwise, as may be required, and upon surrender of the certificates for such shares. Upon the deposit of said money as aforesaid, or, if no such deposit is made, upon said redemption date (unless the Corporation defaults in making payment of the redemption price as set forth in such notice), such holders shall cease to be shareholders with respect to said shares, and from and after the making of said deposit, or, if no such deposit is made, after the redemption date (the Corporation not having defaulted in making payment of the redemption price as set forth in such notice), the said holders shall have no interest in or claim against the Corporation, with respect to said shares, but from and after the date fixed for redemption as aforesaid shall be entitled only to receive said monies from said bank or trust company, or if no such deposit is made, or if such deposit has been made and thereafter paid over to the Corporation as hereinafter provided, from the Corporation, without interest thereon, upon endorsement, if required, and surrender of the certificates as aforesaid.

     In case the holder of any such Preferred Stock or Class A Preferred Stock shall not, within six years after said deposit, claim the amount deposited as above stated for the redemption thereof, the Depositary shall upon demand pay over to the Corporation such amounts so deposited and the Depositary, but not the Corporation, shall thereupon be relieved from all responsibility to the holder thereof.


     Nothing herein contained shall limit any legal right of the Corporation to purchase any shares of the Preferred Stock or Class A Preferred Stock. Any shares of Preferred Stock or Class A Preferred Stock redeemed, purchased or otherwise acquired shall not be reissued but shall be retired and cancelled.

     (E)  So long as any shares of the Preferred Stock or Class A
Preferred Stock are outstanding, the Corporation shall not:

          (a) without the affirmative vote in favor thereof of the holders of at least 66-2/3% of the total number of shares of Preferred Stock and Class A Preferred Stock at the time outstanding voting as a single class, such total number of shares for this purpose to be calculated on the basis of each share of Preferred Stock being counted as one share and each share of Class A Preferred Stock being counted as one-quarter share, issue (such issuance to be within 180 days after such a vote) any shares of any class of stock preferred as to dividends or assets over the Preferred Stock and Class A Preferred Stock or any security convertible into such class of stock, or adopt an amendment of these Articles, which would either (i) create or authorize any shares of any class preferred as to dividends or assets over the Preferred Stock and Class A Preferred Stock, or
               (ii) change any of the rights and preferences of the then outstanding Preferred Stock or Class A Preferred Stock in any manner substantially prejudicial to the holders thereof; provided, however, that if any such change would adversely affect the holders of only one such class of stock, only the affirmative vote of the holders of at least 66-2/3% of the class so affected shall be required; and provided, further, that nothing in this paragraph contained shall authorize the adoption of any amendment of these Articles by the vote of the holders of a less number of shares of Preferred Stock or Class A Preferred Stock, or of any other class of stock, or of all classes of stock, then is required for adoption of such amendment by the laws of the State of Ohio at the time applicable thereto;

          (b) sell, lease, exchange, or otherwise dispose of all or substantially all its property or merge or consolidate with or into any other corporation or corporations, without the affirmative vote in favor of such sale, lease, exchange, disposition, merger or consolidation of the holders of at least a majority of the total number of shares of Preferred Stock and Class A Preferred Stock at the time outstanding voting as a single class, such total number of shares for this purpose to be calculated on the basis of each share of Preferred Stock being counted as one share and each share of Class A Preferred Stock being counted as one-quarter share, unless such sale, lease, exchange, disposition, merger or consolidation, or the issuance and assumption of all securities to be issued or assumed in connection with any such sale, lease, exchange, disposition, merger or consolidation, shall have been ordered, approved or permitted by a regulatory authority of the United States of America having jurisdiction in the premises; provided, however, that nothing in this paragraph contained shall authorize any such sale, lease, exchange, disposition, merger or consolidation by the vote of the holders of a less number of shares of the Preferred Stock or Class A Preferred Stock, or of any other class of stock, or of all classes of stock, than is required for such sale, lease, exchange, disposition, merger or consolidation by the laws of the State of Ohio at the time applicable thereto; and provided, further, that the provisions of this paragraph shall not apply to a purchase or other acquisition by the Corporation of franchises or assets of another corporation in any manner which does not involve a merger or consolidation;

          (c) issue or assume (unless such issue or assumption shall have been approved by the affirmative vote of the holders of at least a majority of the total number of shares of Preferred Stock and Class A Preferred Stock at the time outstanding voting as a single class, such total number of shares for this purpose to be calculated on the basis of each share of Preferred Stock being counted as one share and each share of Class A Preferred Stock being counted as one-quarter share), any unsecured notes, debentures or other securities representing unsecured indebtedness for purposes other than
               (i) the refunding of outstanding unsecured indebtedness theretofore issued or assumed by the Corporation, (ii) the reacquisition, redemption or other retirement of any indebtedness, or (iii) the reacquisition, redemption or other retirement of all outstanding shares of the Preferred Stock and issue or assumption, the total principal amount of all unsecured notes, debentures or other securities representing unsecured indebtedness issued or assumed by the Corporation and then outstanding (including unsecured securities then to be issued or assumed but excluding the principal amount of any unsecured notes, debentures or other securities representing unsecured indebtedness having a maturity in excess of ten (10) years and in amount not exceeding 20% of the aggregate of (1) and
               (2) immediately hereinbelow described) would exceed 20% of the aggregate of (1) the total principal amount of all bonds or other securities representing secured indebtedness issued or assumed by the Corporation and then to be outstanding and (2) the aggregate, at the time of such issue or assumption, of the par value of, or stated capital represented by, the outstanding shares of all classes of stock and of the surplus of the Corporation, paid-in, earned and other, if any. When unsecured notes, debentures or other securities representing unsecured debt of a maturity in excess of ten (10) years shall become of a maturity of ten (10) years or less, it shall then be regarded as unsecured debt of a maturity of less than ten (10) years and shall be computed with such debt for the purpose of determining the percentage ratio to the sum of
               (1) and (2) above of unsecured debt of a maturity of less than ten (10) years, and when provision shall have been made, whether through a sinking fund or otherwise, for the retirement, prior to their maturity, of unsecured notes, debentures or other securities, representing unsecured debt of a maturity in excess of ten (10) years, the amount of any such security so required to be retired in less than ten (10) years shall be regarded as unsecured debt of a maturity of less than ten (10) years (and not as unsecured debt of a maturity in excess of ten
               (10) years) and shall be computed with such debt for the purpose of determining the percentage ratio to the sum of (1) and (2) above of unsecured debt of a maturity of less than ten (10) years, provided, however, that the payment due upon the maturity of unsecured debt having an original single maturity in excess of ten (10) years or the payment due upon the latest maturity of any serial unsecured debt of which the original latest maturity was in excess of ten (10) years shall not, for purposes of this provision, be regarded as unsecured debt of a maturity of less than ten (10) years until such payment or payments shall be required to be made within five (5) years; furthermore, when unsecured notes, debentures or other securities representing unsecured debt of a maturity of less than ten (10) years shall exceed 20% of the sum of (1) and (2) above, no additional unsecured notes, debentures or other securities representing unsecured debt shall be issued or assumed (except for the purposes set forth in (i), (ii) and (iii) above) until such ratio is reduced to 20% of the sum of (1) and (2) above; or

          (d) issue, sell or otherwise dispose of any shares of Preferred Stock or Class A Preferred Stock, or issue, sell or otherwise dispose of any class of stock ranking pari passu with the Preferred Stock
                             ----------
               and Class A Preferred Stock as to the payment of dividends and as to assets, unless, in either case,
               (i) the net income of the Corporation available for the payment of dividends for a period of twelve consecutive calendar months within the fifteen calendar months immediately preceding the issuance, sale or disposition of such stock (including, in any case in which such stock is to be issued, sold or otherwise disposed of in connection with the acquisition of property, the net income of the property to be acquired, computed on the same basis as the net income of the Corporation available for the payment of dividends) is at least equal to twice the annual dividend requirements on all shares of Preferred Stock and Class A Preferred Stock and of all classes of stock over which the Preferred Stock and Class A Preferred Stock do not have preference as to the payment of dividends and as to assets, including the shares proposed to be issued, to be outstanding immediately following such issuance, sale or disposition, and (ii) the gross income of the Corporation available for the payment of interest for a period of twelve consecutive calendar months within the fifteen calendar months immediately preceding the issuance, sale or disposition of such stock (including, in any case in which such stock is to be issued, sold or otherwise disposed of in connection with the acquisition of property, the gross income of the property to be so acquired, computed on the same basis as the gross income of the Corporation available for the payment of interest) is at least equal to one and one-half (1-1/2) times the aggregate of the annual interest requirements (adjusted by provision for amortization of debt discount and expense or of premium on debt, as the case may be) on all indebtedness of the Corporation and the annual dividend requirements (adjusted by provision for amortization of Preferred Stock and Class A Preferred Stock premium and expense) on all shares of Preferred Stock and Class A Preferred Stock and of all classes of stock over which the Preferred Stock and Class A Preferred Stock do not have preference as to the payment of dividends and as to assets, including the shares proposed to be issued, to be outstanding immediately following such issuance, sale or disposition, and
               (iii) the aggregate of the capital of the Corporation applicable to the Common Stock and the surplus of the Corporation shall be not less than the aggregate amount payable on the involuntary liquidation, dissolution or winding up of the Corporation, in respect of all shares of the Preferred Stock and Class A Preferred Stock and all shares of stock, if any, ranking prior thereto, or on a parity therewith, as to dividends or distributions, which will be outstanding after the issue of the shares proposed to be issued; provided, that the Corporation shall not thereafter pay any dividends on Common Stock (the term "dividends on Common Stock" shall have the definition set forth in paragraph (B) hereinabove) unless immediately thereafter the Corporation's common stock equity (the words "common stock equity" as used in this sub-paragraph meaning the sum of the par or stated value of the outstanding Common Stock of the Corporation, the earned surplus and the capital and paid-in surplus of the Corporation, whether or not available for the payment of dividends on the Common Stock, and any premium on the Common Stock of the Corporation) shall be at least equal to the aggregate amount payable, on involuntary liquidation, dissolution or winding up of the Corporation, on all shares of the Preferred Stock and Class A Preferred Stock and of any stock ranking prior to, or on a parity with, the Preferred Stock and Class A Preferred Stock, as to dividends or other distributions, at the time outstanding; provided, however, that all or any of the foregoing limitations contained in (ii) and (iii) of this subdivision (d) may at any time and all or any of the foregoing limitations contained in (i) of this subdivision (d) may, if and whenever there are no longer outstanding shares of the 4.40% Preferred Stock or of the 3.90% Preferred Stock, be waived by the affirmative vote in favor thereof of the holders of at least a majority of the total number of shares of preferred Stock and Class A Preferred Stock at the time outstanding voting as a single class, such total number of shares for this purpose to be calculated on the basis of each share of Preferred Stock being counted as one share and each share of Class A Preferred Stock being counted as one-quarter share.

     (F) So long as there are any shares of the 4.40% Preferred Stock or of the 3.90% Preferred Stock outstanding, the Corporation shall not issue, sell or otherwise dispose of any shares of Preferred Stock or Class A Preferred Stock if the total number of shares thereof thereafter issued and outstanding would exceed 200,000, such total number of shares for this purpose to be calculated on the basis of each share of Preferred Stock being counted as one share and each share of Class A Preferred Stock being counted as one-quarter share, or issue, sell or otherwise dispose of any class of stock ranking pari passu with the Preferred Stock and
                           ----------
Class A Preferred Stock as to the payment of dividends and as to assets, unless, in any such case, prior thereto or simultaneously therewith, the total par value of, or stated capital represented by, shares of stock over which the Preferred Stock and Class A Preferred Stock have preference as to the payment of dividends and as to assets shall have been increased over $14,366,776 by an amount at least equal to $75 for each share so to be issued of Preferred Stock and $18.75 for each share so to be issued of Class A Preferred Stock, including the shares to be issued, in excess of 200,000 shares calculated as set forth above and by an amount equal to $75 for each share so to be issued of any kind of stock over which the Preferred Stock and Class A Preferred Stock do not have preference as to the payment of dividends and as to assets.

     (G) The term "accrued dividends" shall be deemed to mean in respect of any share of the Preferred Stock or Class A Preferred Stock of any series, as of any given date, the amount, if any, by which the product of the rate of dividend per annum, determined upon the shares of such series, multiplied by the number of years and any fractional part of a year which shall have elapsed from the date after which dividends on such stock became cumulative to such given date, exceeds the total dividends actually paid on such stock and the dividends declared and set apart for payment. Accumulations of dividends shall not bear interest.

     The term "outstanding", whenever used herein with respect to shares of Preferred Stock or Class A Preferred Stock or of any other class of stock which are by their terms redeemable, or with respect to bonds or other evidences of indebtedness, shall not include any such shares or bonds or evidences of indebtedness which have been called for redemption in accordance with the provisions applicable thereto, of which call for redemption notice shall have been given, as required by such provisions, and for the redemption of which a sum of money sufficient to pay the amount payable on such redemption shall have been deposited with a bank or trust company, in trust for such purpose, or any bonds or other evidences of indebtedness for the payment of which at maturity provision has been made in a similar manner.

     The term "net income of the Corporation available for the payment of dividends" shall mean the balance remaining after deducting from the total gross earnings of the Corporation from all sources the following: (a) all operating expenses and taxes, including charges to income for general taxes and for federal income and excess profits taxes, for retirement or depreciation reserve and for amortization or other disposition of amounts, if any, classified as amounts in excess of original cost of utility plant, and (b) all interest charges and other income deductions, including charges to income for amortization of debt discount, premium and expense. For the purpose of computing such net income of the Corporation available for the payment of dividends, there shall not be deducted any provision made for the amortization of Preferred Stock or Class A Preferred Stock premium, discount, commission and expense.

     The term "gross income of the Corporation available for the payment of interest" shall be determined in accordance with generally accepted accounting practices, but in any event after deducting the amount charged for the period by the Corporation on its books for all taxes, including charges to income for general taxes and for federal and state taxes measured by income, for retirement or depreciation reserve and, so long as classified as an operating expense, for amortization or other disposition of amounts, if any, classified as amounts in excess of original cost of utility plant.

PREFERENCE STOCK

Provision for Division Into and Issue in
Series of Preference Stock and Grant of
Authority to Board of Directors

     The shares of the Preference Stock may be divided into and issued in series. Each such series shall be designated so as to distinguish the shares thereof from the shares of all other series and classes, and all shares of the Preference Stock, irrespective of series, shall be identical except as to the following rights and preferences in respect of any or all of which there may be variations between different series, and authority is hereby expressly granted to and vested in the Board of Directors to establish series and to determine by amendment to these Articles, adopted prior to the issuance of any shares of such series, the following rights and preferences of the shares thereof in accordance with the provisions of the General Corporation Law of Ohio applicable thereto:

     (a)  The rate of dividend and the dividend payment dates;

     (b) The price at and the terms and conditions on which shares may be redeemed;

     (c) The amount payable upon shares in event of involuntary liquidation;

     (d) The amount payable upon shares in event of voluntary liquidation;

     (e) Sinking fund provisions, if any, for the redemption or purchase of shares (the term "sinking fund" as used herein, including any analogous fund, however designated); and

     (f) The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion.

     The Board of Directors are hereby authorized to issue and sell all the authorized and unissued shares of Preference Stock as shares of any series which shall have been duly established, and in the event that the Corporation shall acquire, by purchase or redemption or otherwise, any issued shares of its Preference Stock of any series, the Board of Directors may resell or convert and sell, in their discretion, any shares so acquired as shares of the same or of any other series of Preference Stock which shall have been duly established.

     Shares of any series of Preference Stock, without par value, may be issued for such consideration, not less than the event of involuntary liquidation, as may be fixed by the Board of Directors prior to the time of such issuance and, except as otherwise determined by the Board of Directors in accordance with the provisions of the General Corporation Law of Ohio applicable thereto, the entire amount of such consideration shall be stated capital.

General Provisions

     The following provisions shall apply to all shares of the Preference Stock irrespective of series:

     (A) The shares of Preference Stock shall be subordinate to the Preferred Stock and the Class A Preferred Stock but in preference to the Common Stock as to the payment of dividends. The holders of the Preference Stock of each series shall be entitled to receive dividends payable quarterly when and as declared by the Board of Directors on such dates and at such rates as shall be determined for the respective series, from the date upon which such shares shall have been originally issued, before any dividends shall be declared or paid upon or set apart for the Common Stock or any other stock of the Company not having preference over the Preference Stock as to payment of dividends. Such dividends shall be cumulative so that if for any dividend period or periods dividends shall not have been paid or declared and set apart for payment upon all outstanding Preference Stock at the rates determined for the respective series, the deficiency shall be fully paid, or declared and set apart for payment before any dividends shall be declared or paid upon the Common Stock or any other stock of the Corporation not having preference over the Preference Stock as to payment of dividends. Dividends shall not be declared and set apart for payment, or paid, on the Preference Stock of any one series, for any dividend period, unless dividends have been or are contemporaneously declared and set apart for payment or paid on the Preference Stock of all series for all dividend periods terminating on the same or an earlier date.

     (B) When full cumulative dividends as aforesaid upon the Preference Stock of all series then outstanding for all past dividend periods and for the current dividend periods shall have been paid or declared and set apart for payment, the Board of Directors may declare dividends on the Common Stock or any other stock over which the Preference Stock has a preference as to payment of dividends, and no holders of any series of Preference Stock as such shall be entitled to share therein.

     (C) The shares of Preference Stock shall be subordinate to the Preferred Stock and the Class A Preferred Stock but in preference to the Common Stock upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary. Upon any such dissolution, liquidation or winding up of the Corporation whether voluntary or involuntary, the holders of Preference Stock of each series, without any preference of the shares of any series of Preference Stock over the shares of any other series of Preference Stock, shall be entitled to receive out of the assets of the Corporation, whether capital, surplus or other, before any distribution of the assets to be distributed shall be made to the holders of Common Stock or of any other stock not having preference as to assets over the Preference Stock, the amount determined to be payable on the shares of such series in the event of voluntary or involuntary liquidation, as the case may be. In case the assets shall not be sufficient to pay in full the amounts determined to be payable on all shares of Preference Stock in the event of voluntary or involuntary liquidation, as the case may be, then the assets available for such payment shall be distributed ratably among the holders of the Preference Stock of all series in accordance with the amounts determined to be payable on the shares of each series, in the event of voluntary or involuntary liquidation, as the case may be, in proportion to the full preferential amounts to which they are respectively entitled. After payment to the holders of the Preference Stock of the full preferential amounts hereinbefore provided for, the holders of the Preference Stock as such shall have no right or claim to any of the remaining assets of the Corporation, either upon any distribution of such assets or upon dissolution, liquidation or winding up, and the remaining assets to be distributed, if any, upon a distribution of such assets or upon dissolution, liquidation or winding up, may be distributed, subject to the laws of the State of Ohio and the Articles of Incorporation, among the holders of the Common Stock or of any other stock over which the Preference Stock has preference as to assets. Without limiting the right of the Corporation to distribute its assets or to dissolve, liquidate or wind up in connection with any sale, merger, or consolidation, the sale of all or substantially all the property of the Corporation to, or the merger or consolidation of the Corporation into or with, any other corporation shall not be deemed to be a distribution of assets or a dissolution, liquidation or winding up for the purposes of this paragraph.

     (D) At the option of the Board of Directors of the Corporation, the Corporation may redeem any series of Preference Stock determined to be redeemable, or any part of any series, at any time at the redemption price determined for such series; provided, however, that not less than thirty nor more than sixty days previous to the date fixed for redemption a notice of the time and place thereof shall be given to the holders of record of the Preference Stock so to be redeemed, by mail or publication, in such manner as may be prescribed by the Code of Regulations of the Corporation or by resolution of the Board of Directors; and, provided, further, that in every case of redemption of less than all of the outstanding shares of any one series of Preference Stock, the shares of such series to be redeemed shall be chosen by lot in such manner as may be prescribed by resolution of the Board of Directors. At any time after notice of redemption has been given in the manner prescribed by the Code of Regulations of the Corporation or by resolution of the Board of Directors to the holders of stock so to be redeemed, the Corporation may deposit, or may cause its nominee to deposit, the aggregate redemption price with some bank or trust company named in such notice, payable on the date fixed for redemption as aforesaid and in the amounts aforesaid to the respective orders of the holders of the shares so to be redeemed, on endorsement to the Corporation or its nominee, or otherwise, as may be required, and upon surrender of the certificates for such shares. Upon the deposit of said money as aforesaid, or, if no such deposit is made, upon said redemption date (unless the Corporation defaults in making payment of the redemption price as set forth in such notice), such holders shall cease to be stockholders with respect to said shares and from and after the making of said deposit, or, if no such deposit is made, after the redemption date (the Corporation not having defaulted in making payment of the redemption price as set forth in such notice), the said holders shall have no interest in or claim against the Corporation, or its nominee, with respect to said shares, but shall be entitled only to receive said monies on and after the date fixed for redemption as aforesaid from said bank or trust company, or if no such deposit is made, or if such deposit has been made and thereafter paid over to the Corporation as hereafter provided, from the Corporation, without interest thereon, upon endorsement, if required, and surrender of the certificates as aforesaid.

     If such deposit shall be made by a nominee of the Corporation as aforesaid, such nominee shall upon such deposit become the owner of the shares with respect to which such deposit was made and certificates of stock may be issued to such nominee in evidence of such ownership.

     In case the holder of any such Preference Stock shall not, within six years after said deposit, claim the amount deposited as above stated for the redemption thereof, the Depositary shall upon demand pay over to the Corporation such amounts so deposited and the Depositary shall thereupon be relieved from all responsibility to the holder thereof.

     Nothing herein contained shall limit any legal right of the Corporation to purchase any shares of the Preference Stock.

     (E) So long as any shares of the Preference Stock are outstanding, no amendment to the Articles of Incorporation shall be adopted without the affirmative vote of the holders of at least 66-2/3% of the shares of Preference Stock outstanding at the time of the adoption of such amendment, which would either (a) create any class of shares preferred as to dividends or assets over the Preference Stock, or (b) change the designations, preferences, qualifications, limitations, restrictions or other special or relative rights of the then outstanding Preference Stocks, provided, however, nothing in this paragraph contained shall authorize the adoption of any amendment of the Articles of Incorporation by the vote of the holders of a less number of shares of Preference Stock, or of any other class of stock, or of all classes of stock, than is required for the adoption of such amendment by the laws of the State of Ohio, at that time applicable thereto.

COMMON STOCK

     There shall be a class of stock of the Corporation designated Common Stock and each share of Common Stock shall be equal to every other share of said stock in every respect.

VOTING POWERS AND OTHER RIGHTS

     At all elections of directors of the Corporation, and on all other matters, except on matters in respect of which the laws of the State of Ohio shall provide that all shareholders shall have the right to vote irrespective of whether such right has been relinquished by any of such shareholders and except as otherwise herein provided, the holders of the Common Stock shall have the exclusive right to vote.

     Whenever and as often as four quarterly dividends payable on the Preferred Stock or the Class A Preferred Stock of any series shall be in default, in whole or in part, the holders of the Preferred Stock and the Class A Preferred Stock shall have the exclusive right, voting separately from any other class of stock and as a single class, each share of Preferred Stock being counted as one and each share of Class A Preferred Stock being counted as one-quarter, to vote for and to elect the smallest number of directors which shall constitute a majority of the then authorized number of directors of the Corporation, and, in all matters with respect to the governing of the affairs of the Corporation other than the election of directors, each share of the Preferred Stock shall be counted as one and each share of the Class A Preferred Stock shall be counted as one-quarter so that each holder of one or more shares of Preferred Stock held by him, and each holder of one or more shares of Class A Preferred Stock shall be entitled to one-quarter vote for each such share of stock held by him.

     Whenever and as often as six quarterly dividends payable on the Preference Stock of any series shall be in default, in whole or in part, the holders of the Preference Stock, subject to any right of the holders of the Preferred Stock and the Class A Preferred Stock to elect a majority of directors as aforesaid, shall have the exclusive right, voting separately from any other class of stock and as a class, each share of Preference Stock being counted as one, to vote for and to elect two directors of the Corporation, and, in all matters with respect to the governing of the affairs of the Corporation other than the election of directors, each share of the Preference Stock shall be counted as one so that each holder of one or more shares of Preference Stock shall be entitled to one vote for each such share of stock held by him.

     In the event of defaults entitling the Preferred Stock and Class A Preferred Stock and/or the Preference Stock to vote as aforesaid, the holders of the Common Stock shall have the exclusive right, voting separately and as a class, to vote for and to elect the number of directors which shall not be required to be elected by the Preferred Stock and Class A Preferred Stock and/or the Preference Stock, as the case may be, and, in all matters other than the election of directors, each holder of Common Stock shall be entitled to one vote for each such share of stock held by him. The voting rights of the holders of the Preferred Stock and the Class A Preferred Stock, taken as a single class, or of the holders of the Preference Stock, as the case may be, shall cease when all defaults in the payment of dividends on their respective class of stock shall have been cured, and such dividends shall be declared and paid out of any funds legally available therefore as soon as reasonably practicable. Whenever the right shall have accrued to the holders of the Preferred Stock and the Class A Preferred Stock to elect directors, voting separately from any other class of stock and as a class, the terms of office, as directors, of all persons who may be directors of the Corporation at the time, other than persons who were elected as directors by the holders of the Preference Stock as aforesaid and who constitute less than a majority of the Board of Directors, shall terminate upon the election of a majority of the Board of Directors by the holders of the Preferred Stock and the Class A Preferred Stock, and whenever the right shall have accrued to the holders of the Preference Stock to elect two directors, voting separately from any other class of stock and as a single class, the terms of office, as directors, of all other than persons who were elected as directors by the holders of the Preferred Stock and the Class A Preferred Stock as aforesaid, shall terminate upon the election of two directors by the holders of the Preference Stock. In either case, if the holders of the Common Stock shall not then have elected the remaining directors of the Corporation, the directors of the Corporation in office just prior to the election of a majority of the Board of Directors by the holders of the Preferred Stock and the Class A Preferred Stock and/or the election of two directors by the holders of the Preference Stock, as the case may be, shall elect the remaining directors of the Corporation. Thereafter so long as the majority of the Board of Directors is being elected by the holders of the Preferred Stock and the Class A Preferred Stock and/or two directors are being elected by the holders of the Preference Stock, as the case may be, the remaining directors, whether elected by directors as aforesaid or by the holders of the Common Stock, shall continue in office until their successors are elected by the holders of the Common Stock. Any vacancy in the Board of Directors occurring during any period that the Preferred Stock and Class A Preferred Stock and/or the Preference Stock shall have representatives on the board shall be filled by a majority vote of the remaining directors representing the class or classes of stock theretofore represented by the director causing the vacancy or by the remaining director representing such class or classes if there be but one. Upon the termination of the exclusive right of the holders of the Preferred Stock and Class A Preferred Stock to elect a majority of the directors of the Corporation and/or the exclusive right of the holders of the Preference Stock to elect two directors, as the case may be, the terms of office of all the directors of the Corporation representing the stockholders whose right to elect directors has terminated shall terminate and their successors may be elected by the vote of a majority of the remaining directors who represent the holders of the Common Stock.

     Whenever the right shall have accrued to the holders of the Preferred Stock and Class A Preferred Stock and/or the holders of the Preference Stock to elect directors as aforesaid, it shall be the duty of the president, a vice-president or the secretary of the Corporation forthwith to call and cause notice to be given to the shareholders entitled to vote at a meeting to be held at such time as the Corporation's officers may fix, not less than forty-five nor more than sixty days after the accrual of such right, for the purpose of electing directors. The notice so given shall be mailed to each holder of record of the Preferred Stock or Class A Preferred Stock and/or each holder of the Preference Stock, as the case may be, at his last known address appearing on the books of the Corporation. If the notice is to the holders of the Preferred Stock and the Class A Preferred Stock, it shall set forth, among other things, (i) that by reason of the fact that dividends payable on the Preferred Stock or Class A Preferred Stock are in default in an amount equal to four full quarterly payments or more per share, the holders of the Preferred Stock and Class A Preferred Stock, voting separately as a single class, have the right to elect the smallest number of directors necessary to constitute a majority of the full Board of Directors of the Corporation, (ii) that any holder of the Preferred Stock and Class A Preferred Stock has the right, at any reasonable time, to inspect, and make copies of, the list or lists of holders of the Preferred Stock and Class A Preferred Stock maintained at the principal office of the Corporation or at the office of any Transfer Agent of the Preferred Stock or Class A Preferred Stock, and (iii) either the entirety of the next following paragraph or the substance thereof with respect to the number of shares of the Preferred Stock and Class A Preferred Stock required to be represented at any meeting, or adjournment thereof, called for the election of directors of the Corporation. If the notice is to the holders of the Preference Stock, it shall set forth, among other things, (i) that by reason of the fact that dividends payable on the Preference Stock are in default in an amount equal to six full quarterly payments or more per share, the holders of the Preference Stock, voting separately as a class, have the right to elect two directors of the Corporation, (ii) that any holder of the Preference Stock has the right, at any reasonable time, to inspect, and make copies of, the list or lists of holders of the Preference Stock maintained at the principal office of the Corporation or at the office of any Transfer Agent of the Preference Stock, and
(iii) either the entirety of the next following paragraph of the substance thereof with respect to the number of shares of the Preference Stock required to be represented at any meeting, or adjournment thereof, called for the election of directors of the Corporation.

     At the first meeting of stockholders held for the purpose of electing directors during such time as the holders of the Preferred Stock and Class A Preferred Stock and/or the holders of the Preference Stock shall have the special right to elect directors, the presence in person or by proxy of the holders of a majority of the outstanding Common Stock shall be required to constitute a quorum of such class for the election of directors, the presence in person or by proxy of the holders of a majority of the outstanding Preferred Stock and Class A Preferred Stock, taken together as a single class, shall be required to constitute a quorum of such class for the election of directors. In the absence of a quorum of any class of stockholders (the holders of the Preferred Stock and Class A Preferred Stock being treated as a single class), no election of directors by such class of stockholders shall be held. If because of the preceding sentence the holders of the Preferred Stock and Class A Preferred Stock and/or the holders of the Preference Stock are not able to exercise their right to elect directors as provided herein, a majority of the holders of either of such classes of stockholders (the holders of the Preferred Stock and Class A Preferred Stock being treated as a single class) who have not been able to exercise their right to elect directors as aforesaid, which majority is present in person or by proxy shall have power to adjourn the election of the directors who will represent the holders of the Preferred Stock and the Class A Preferred Stock and/or the holders of the Preference Stock, as the case may be, to a date not less than fifteen nor more than fifty days from the giving of the notice of such adjourned meeting hereinafter provided for; and provided, further, that at such adjourned meeting, as applicable, the presence in person or by proxy of the holders of 35% of the outstanding Preferred Stock and Class A Preferred Stock, taken together as a single class, shall be required to constitute a quorum of such class for the election of directors and the presence in person or by proxy of the holders of 35% of the outstanding Preference Stock shall be required to constitute a quorum of such class for the election of directors. For the purposes of this paragraph, in determining whether a quorum exists, each share of Preferred Stock shall be counted as one, each share of Class A Preferred Stock shall be counted as one-quarter, each share of Preference Stock shall be counted as one and each share of Common Stock shall be counted as one. In the event such first meeting of stockholders shall be so adjourned, it shall be the duty of the president, a vice-president or the secretary of the Corporation, within ten days from the date on which such first meeting shall have been adjourned, to cause notice of such adjourned meeting to be given to the shareholders entitled to vote thereat, such adjourned meeting to be held not less than fifteen days nor more than fifty days from the giving of such second notice. Such second notice shall be given in the form and manner hereinabove provided for with respect to the notice required to be given of such first meeting of stockholders, and shall further set forth, as applicable, that a quorum of the holders of the Preferred Stock and Class A Preferred Stock was not present at such first meeting and that the holders of 35% of the outstanding Preferred Stock and Class A Preferred Stock, taken together as a single class, each share of Preferred Stock being counted as one-quarter, shall be required to constitute a quorum of such class for the election of directors at such adjourned meeting and/or that a quorum of the holders of the Preference Stock was not present at such first meeting and that the holders of 35% of the outstanding Preference Stock shall be required to constitute a quorum of such class for the election of directors at such adjourned meeting. If the requisite quorum of holders of the Preferred Stock and Class A Preferred Stock, taken together as a single class, and/or the requisite quorum of holders of the Preference Stock, as the case may be, shall not be present at said adjourned meeting, then no election of directors by the class not mustering a quorum shall be held and the directors of the Corporation otherwise in office (taken into account the actions, if any, properly taken at such meeting) shall remain in office until the next Annual Meeting of the Corporation, or special meeting in lieu thereof, and until their successors shall have been elected and shall qualify. Neither such first meeting nor such adjourned meeting shall be held on a date within sixty days of the date of the next Annual Meeting of the Corporation or special meeting in lieu thereof. At each Annual Meeting of the Corporation, or special meeting in lieu thereof, held during such time as the holders of the Preferred Stock and Class A Preferred Stock, voting separately as a single class, shall have the right to elect a majority of the Board of Directors and/or the holders of the Preference Stock shall have the right to elect two directors, the foregoing provisions of this paragraph shall govern such Annual Meeting, or special meeting in lieu thereof, as if said Annual Meeting or special meeting were the first meeting of stockholders held for the purpose of electing directors after such rights of the holders of the Preferred Stock and Class A Preferred Stock and/or the holders of the Preference Stock should have accrued, with the exception that if, at any adjourned Annual Meeting, or special meeting in lieu thereof, a quorum of 35% of the outstanding Preferred Stock and Class A Preferred Stock taken together as a single class and/or a quorum of 35% of the outstanding Preference Stock is not present in person or by proxy, all the directors, other than those elected by the holders of the Preferred Stock and Class A Preferred Stock taken together as a single class or by the holders of the Preference Stock (as a result of either the holders of the Preferred Stock and Class A Preferred Stock or the holders of the Preference Stock mustering a quorum), shall be elected by a vote of the holders of a majority of the Common Stock of the Corporation present or represented at the meeting.

     At all elections of directors of the Corporation, each shareholder entitled to vote for directors shall have the right to cumulate his shares and to give to one candidate for whom he may vote as many votes as the number of directors to be elected by the holders of the class of stock held by such shareholder multiplied by the number of his shares equals (with each share, in the case of Class A Preferred Stock, being counted as one-quarter share), or to distribute them on the same principle among as many such candidates as he sees fit.

               Established Series of Preferred Stock

     Without limitation of the foregoing authority conferred upon the Board of Directors, there shall be series of Preferred Stock designated as 4.40%, 3.90%, 4.56%, 4.44%, 7.24%, 7.36%, 8.20%, and
8.45% Preferred Stock.

                       4.40% Preferred Stock

     The rights and preferences of the series 4.40% Preferred Stock in those respects in which the shares thereof may vary from the shares of other series shall be as follows:

     (a) The rate of dividend shall be 4.40% per annum and the dividend payment dates shall be the first days of January, April, July and October in each year;

     (b) The price at which shares may be redeemed shall be $108 per share, plus accrued dividends to the date of redemption;

     (c) The amount payable in event of involuntary liquidation shall be $100 per share, plus accrued dividends;

     (d) The amount payable in event of voluntary liquidation shall be the redemption price in effect at the date of such liquidation;
     (e) They shall not be, by their terms, convertible or exchangeable; and

     (f) There shall not be any sinking fund requirements for the purchase or redemption of the 4.40% Preferred Stock.

                       3.90% Preferred Stock

     The rights and preferences of the series of 3.90% Preferred
Stock in those respects in which the shares thereof may vary from the shares of the other series shall be as follows:

     (a) The rate of dividend shall be 3.90% per annum and the dividend payment dates shall be the first days of January, April, July and October in each year;

     (b) The price at which shares may be redeemed shall be $103.625 per share, plus accrued dividends to the date of redemption;

     (c) The amount payable in the event of involuntary liquidation shall be $100 per share, plus accrued dividends;

     (d) The amount payable in the event of voluntary liquidation shall be the redemption price in effect at the date of such liquidation;

     (e) They shall not be, by their terms, convertible or exchangeable; and

     (f) There shall not be any sinking fund requirements for the purchase or redemption of the 3.90% Preferred Stock.



4.56% Preferred Stock

     The rights and preferences of the series of 4.56% Preferred
Stock in those respects in which the shares thereof may vary from the shares of other series shall be as follows:

     (a) The rate of dividend shall be 4.56% per annum and the dividend payment dates shall be the first days of March, June, September and December in each year;

     (b) The price at which shares may be redeemed shall be $103.375 per share, plus accrued dividends to the date of redemption;

     (c) The amount payable in the event of involuntary liquidation shall be $100 per share, plus accrued dividends;

     (d) The amount payable in the event of voluntary liquidation shall be the redemption price in effect at the date of such liquidation;

     (e) The shares shall not be, by their terms, convertible or exchangeable; and

     (f) There shall not be any sinking fund requirements for the purchase or redemption of the 4.56% Preferred Stock.

4.44% Preferred Stock

     The rights and preferences of the series of 4.44% Preferred
Stock in those respects in which the shares thereof may vary from the shares of other series shall be as follows:

     (a) The rate of dividend shall be 4.44% per annum and the dividend payment dates shall be the first days of January, April, July and October in each year;

     (b) The price at which shares may be redeemed shall be $103.50 per share plus accrued dividends to the date of redemption;

     (c) The amount payable in the event of involuntary liquidation shall be $100 per share, plus accrued dividends;

     (d) The amount payable in the event of voluntary liquidation shall be the redemption price in effect at the date of such liquidation;

     (e) The shares shall not be, by their terms, convertible or exchangeable; and

     (f) There shall not be any sinking fund requirements for the purchase or redemption of the 4.44% Preferred Stock.

                       7.24% Preferred Stock

     The rights and preferences of the series of 7.24% Preferred
Stock in those respects in which the shares thereof may vary from the shares of other series shall be as follows:

     (a) The rate of dividend shall be 7.24% per annum and the dividend payment dates shall be the twenty-ninth days of March, June, September and December in each year;

     (b) The price at which shares may be redeemed shall be $101.98 per share, plus accrued dividends in each case to the date of redemption;

     (c) The amount payable in the event of involuntary liquidation shall be $100 per share, plus accrued dividends;

     (d) The amount payable in the event of voluntary liquidation shall be the redemption price in effect at the date of such liquidation;

     (e) The shares shall not be, by their terms, convertible or exchangeable; and

     (f) There shall not be any sinking fund requirements for the purchase or redemption of the 7.24% Preferred Stock.

                       7.36% Preferred Stock

     The rights and preferences of the 7.36% Preferred Stock in those respects in which the shares thereof may vary from the shares of other series shall be as follows:

     (a) The rate of dividend shall be 7.36% per annum and the dividend payment dates shall be the fourteenth days of March, June, September and December in each year;

     (b) The price at which shares may be redeemed shall be $102.84 per share if the date of redemption is after March 1, 1988 and on or prior to March 1, 1993, and $101.74 per share if the date of redemption is after March 1, 1993, plus accrued dividends in each case to the date of redemption;

     (c) The amount payable in the event of involuntary liquidation shall be $100 per share, plus accrued dividends;

     (d) The amount payable in the event of voluntary liquidation shall be the redemption price in effect at the date of such liquidation;


     (e) The shares shall not be, by their terms, convertible or exchangeable; and

     (f) There shall not be any sinking fund requirements for the purchase or redemption of the 7.36% Preferred Stock.

                       8.20% Preferred Stock

     The rights and preferences of the 8.20% Preferred Stock in those respects in which the shares thereof may vary from the shares of other series shall be as follows:

     (a) The rate of dividend shall be 8.20% per annum and the dividend payment dates shall be the twenty-sixth days of February, May, August and November in each year;

     (b) The price at which shares may be redeemed shall be $103.30 per share if the date of redemption is after February 1, 1989, and on or prior to February 1, 1994, and $102.07 per share if the date of redemption is after February 1, 1994, plus accrued dividends in each case to the date of redemption;

     (c) The amount payable in the event of involuntary liquidation shall be $100 per share, plus accrued dividends;

     (d) The amount payable in the event of involuntary liquidation shall be the redemption price in effect at date of such liquidation;

     (e) The shares shall not be, by their terms, convertible or exchangeable; and

     (f) There shall not be any sinking fund requirements for the purchase or redemption of the 8.20% Preferred Stock.


8.45% PREFERRED STOCK

     The rights and preferences of the 8.45% Preferred Stock, in those respects in which the series thereof may vary from the shares of other series, shall be as follows:

     (a) The rate of dividend shall be 8.45% per share per annum and the dividend payment dates shall be the sixteenth day of March, June, September and December, in each year, commencing December 16, 1991, provided that accumulated and unpaid dividends accrued for any prior quarterly period may be paid at any time, and provided that with respect to the dividend payable on December 16, 1991, the first day of the dividend period with respect to which such dividend is paid shall be the day of the actual issuance of the 8.45% Preferred Stock;

     (b) The amount payable in the event of involuntary liquidation shall be $100 per share, plus accrued dividends;

     (c) The amount payable in the event of voluntary liquidation shall be $100 per share, plus accrued dividends;

     (d) The shares shall not be, by their terms, convertible or exchangeable;

     (e) The requirements for the mandatory redemption of shares of the 8.45% Preferred Stock shall be as follows:

          (i) On September 16, 1997 and on each September 16 thereafter through and including September 16, 2001 (each a "Mandatory Redemption Date") the Corporation shall redeem out of funds legally available therefore 50,000 shares of the 8.45% Preferred Stock (or the number of shares then outstanding if less than 50,000) at a redemption price equal to $100 per share plus accrued dividends to the date of redemption. Whenever on any such Mandatory Redemption Date funds legally available therefore are insufficient to permit the Corporation to redeem the full number of shares of 8.45% Preferred Stock so required to be redeemed on such date, the Corporation shall apply to such redemption the proportion of such legally available funds which bears the same ratio to the amount required for the redemption of the full number of such shares as the total amount of such legally available funds bears to the total amount required for the purchase or redemption of shares of all classes of Preferred Stock and of any kind of stock over which the Preferred Stock does not have preference as to the payment of dividends and as to assets which the Corporation is then obligated to redeem or purchase, and the number of shares of 8.45% Preferred Stock required to be redeemed pursuant to the previous sentence hereof on the next succeeding Mandatory Redemption Date shall be increased by an amount equal to the difference between the number of shares of 8.45% Preferred Stock so redeemed and the number of such shares that would have been redeemed had there been sufficient funds legally available therefore.

          (ii) No redemption, acquisition or purchase of any stock ranking equally with or junior to the 8.45% Preferred Stock shall occur during any period when the mandatory redemption of shares described in paragraph (i) of this subsection (e) is in arrears, except for payments of arrears through redemptions of shares of classes of Preferred Stock and of any kind of stock over which the Preferred Stock does not have preference as to the payment of dividends and as to assets which the Company is then obligated to redeem or purchase; and

     (f) All redemptions of shares of the 8.45% Preferred Stock pursuant to subsection (e) hereof will be made as nearly as practicable pro rata among the holders of the 8.45%
                         --------
          Preferred Stock then outstanding, if the holders of all outstanding shares of 8.45% Preferred Stock shall so agree.

Established Series of Class A Preferred Stock

          Without limitation of the foregoing authority conferred upon the Board of Directors, there shall be a series of Class A
Preferred Stock designated as 7.75% Class A Preferred Stock.

                   7.75% Class A Preferred Stock

          The rights and preferences of the 7.75% Class A Preferred Stock in those respects in which the series thereof may vary from the shares of other series shall be as follows:

     (a) The rate of dividend shall be 7-3/4% per share per annum and the dividend payment dates shall be the first days of January, April, July and October in each year, commencing July, 1993, provided that accumulated and unpaid dividends accrued for any prior quarterly period may be paid at any time and dividends for the first period shall begin to accrue from the date of original issuance. The amount of the dividend payable for any quarterly period shall be computed on the basis of a 360-day year of twelve 30-day months;

     (b) The 7-3/4% Class A Preferred Stock is not redeemable on or before April 1, 1998. After April 1, 1998, the shares shall be redeemable at a price of $25 per share plus accumulated and unpaid dividends;

     (c) The amount payable in the event of an involuntary liquidation shall be $25 per share, plus accumulated and unpaid dividends;

     (d) The amount payable in the event of a voluntary liquidation, dissolution or winding up of the Corporation shall be $25 per share, plus accumulated and unpaid dividends;

     (e) The 7-3/4% Class A Preferred Stock shall not be, by its terms, convertible; and

     (f) There shall not be any sinking fund requirements for the purchase or redemption of the 7-3/4% Class A Preferred
          Stock.